Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Amendment No. 2) on Form S-1 of our report dated March 15, 2009, except as to the fourth paragraph and Note 9, which are as of August 14, 2009, relating to the restatement of the consolidated financial statements of United States Commodity Funds LLC and Subsidiaries as of and for the year ended December 31, 2008, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
September 24, 2009